(Signature Page, to follow Item 88 at Screen Number 44)

      This report is signed on behalf of the registrant in the City of Boston and the Commonwealth of Massachusetts on the 28th day of January, 2005.

                                        COLLEGE AND UNIVERSITY FACILITY
                                         LOAN TRUST TWO


                                        By: US Bank, not in its individual
                                        capacity, but solely as Owner Trustee
                                        under a Declaration of Trust dated
                                        March 11, 1988 and amended and
                                        restated on May 12, 1988, and
                                        December 4, 1989.


                                        By Diana J. Kenneally
                                           Assistant Vice President